Exhibit 10.39

Lexmark Europe S.A.R.L.
Tour Europlaza
20, avenue André Prothin
92927 Paris La défense cedex
Tel: 33 (0) 1 58 13 61 00
Fax: 33 (0) 1 58 13 61 43
ENDORSEMENT TO THE EMPLOYMENT CONTRACT OF MR. NAJIB BAHOUS REGULATING HIS TRANSFERS TO COUNTRY
Between the company Lexmark Europe SARL based at Tour Europlaza, 20 Rue Ande Prothin, 92400 Courbevoie, represented by Eamon J. Ryan _acting in his capacity as Gérant, hereinafter LEXMARK company;
On the one hand,
and
MR. NAJIB BAHOUS
11 bis Billa du Roule
92200 Neuilly sur Seine
France
On the other hand.
THE FOLLOWING IS AGREED:
ARTICLE 1: OBJECT OF THE PRESENT ENDORSEMENT OF THE EMPLOYMENT CONTRACT
Mr. Najib BAHOUS was hired by the way of a contract of employment signed on April 1, 1991 between the parties.
The parties subsequently entered into an endorsement to the employment contract of Mr. Najib Bahous signed on July 1, 2004 (hereinafter referred to as the “Prior Endorsement Agreement”) under which he worked within Lexmark International, Inc.
Under the present endorsement contract, Najib BAHOUS will exercise the function of Vice President and General Manager, Lexmark Europe, Middle East and Africa within Lexmark International Technology S.A.,20, Rte de Pré-Bois, Case Postale 508, 1215 Genève 15, Switzerland (hereinafter “LITSA”).
The parties agree that the provisions of this present endorsement contract replace the terms and conditions of the Prior Endorsement Agreement.

Mr. Najib BAHOUS expressly accepts the proposed temporary expatriation made to him to exercise the functions of Vice President and General Manager Lexmark Europe, Middle East and Africa in Switzerland.
The provisions of this present endorsement will be supplemented by an employment contract signed with LITSA during his stay in Switzerland.
ARTICLE 2: EFFECTS OF THE ENDORSMENT
The provision of the initial employment contract dated March 26, 1991 and March 29, 1991 and signed on April 1, 1991 with Lexmark company are suspended for the period of the expatriation in Switzerland.
The seniority acquired during Mr. Najib Bahous’ expatriation will be cumulated with the seniority he already acquired until the date of expatriation to Switzerland.
ARTICLE 3: COMPETENT JURISDICTION AND LAW APPLICABLE TO THE EMPLOYMENT CONTRACT
The provisions of this present contract are subject to French law, under reserve of the public order provisions in force in Switzerland which will apply as priority, and this without it being possible to benefit simultaneously from the advantage and guaranteed offered by the two legislations.
Any dispute concerning the execution or cancellation of this present contract on the initative of one or other party, will be subject to the competent French jurisdiction.
ARTICLE 4: DATE OF EFFECT
This endorsement will take effect on October 1st, 2007.
Mr. Najib BAHOUS has received all the amounts payable to him September 30, 2007, including, but not limited to, the indemnity in lieu of the accrued but not taken paid vacations, accrued through September 30, but not taken by date.
ARTICLE 5: PLACE OF WORK
The place of work of Mr. Najib BAHOUS in Switzerland shall be Geneva.
Mr. Najib BAHOUS could be posted to any other location in his country of expatriation for the needs of the activities of the LEXMARK group.
ARTICLE 6: DURATION OF EXPATRIATION ABROAD

The expatriation of Mr. Najib BAHOUS to Switzerland is foreseen for as long as the Chief Executive Officer (CEO) to the LEXMARK group requires the activities related to this mission to be carried out.
During the expatriation, the LEXMARK company reserves the right, upon the request of, and with the agreement of LITSA , to proceed to interrupt the mission of Mr. Najib BAHOUS in Switzerland at any time, and for whatever reason at all, under reserve of respecting a minimum notice period of three months.
In the case of Mr. Najib BAHOUS wishing to terminate his mission in Switzerland before an agreed time period, he must, except in a case of “force majeur” (absolute necessity) resign simultaneous in writing from LITSA, and the LEXMARK company. Is regarded notably as a case of “force majeur” the serious illness of the salaried employee or a member of his family, In a case of resignation during his mission in Switzerland, Mr. Najib BAHOUS will respect the conditions as laid out in his employment contract with LITSA.
ARTICLE 7: FUNCTIONS AND QUALIFICATIONS
Mr. Najib BAHOUS will exercise during his mission in Switzerland the functions of “Vice President and General Manager, Lexmark Europe, Middle East and Africa” .
In such post, he will account for the success of his mission to the President of the Printing Solutions & Services Division and Vice President of Lexmark International, Inc., his successor, or to any person whom the CEO of Lexmark International, Inc. might nominate.
ARTICLE 8: REMUNERATION AND OTHER ADVANTAGES
The remuneration and other advantages which Mr. Najib BAHOUS will enjoy during his expatriation in Switzerland are detailed in his employment contract and agreed with LITSA.
ARTICLE 9: SOCIAL SECURITY CONTRIBUTIONS
Mr. Najib BAHOUS will be liable for social security contributions as defined in his employment contract with LITSA.
ARTICLE 10: END OF MISSION AND REINTEGRATION INTO FRANCE
At the end of his mission in Switzerland, except in the case of a resignation by Mr. Najib BAHOUS, Mr. BAHOUS will be reintegrated into the LEXMARK company in France, or wherever the company is established at that time, in a post corresponding to his qualifications, and at a total gross compensation (including gross salary and bonus) corresponding to his total gross annual compensation calculated on the 12 months preceding his initial assignment in the United States in 2001, 259,000 Euros.

If no employment corresponding to the skills and professional qualifications of Mr. Najib BAHOUS is available within the LEXMARK company, he will be reinstated into some other company of the group in France or abroad.
It is expressly agreed between the parties that at the end of the mission, the employment contract agreed with LITSA will be terminated by mutual agreement.
The initial employment contract with the LEXMARK company will return into force in full right, with the return to France of Mr. Najib BAHOUS, with a total gross compensation as per the first paragraph of this Article 10.
Drawn up in Paris, France
In two original copies, as of September 25, 2007
Each text is equally authentic.

/s/ Najib Bahous Najib Bahous	/s/ Eamon J. Ryan Lexmark Europe SARL
Eamon J. Ryan
Gérant